Exhibit 99.1

MARPAI reports Second QUARTER 2024 financial results

Company continues to drive towards profitability

Tampa, August 7, 2024, Marpai, Inc. (“Marpai” or the “Company”) (Nasdaq: MRAI), a technology platform company, which operates as a national Third-Party Administrator (TPA) through its subsidiaries and is transforming the $22 billion TPA market by offering affordable, intelligent, healthcare solutions to self-funded employer health plans, announced financial results for the second quarter of 2024. The Company expects to hold a webcast to discuss the results on August 8, 2024.

Q2 2024 Financial Highlights:

●	Net revenues were approximately $7.2 million for the three months ended June 30, 2024, down $2.9 million, or 28% lower year over year, compared to the three months ended June 30, 2023.

●	Operating expenses were $14.3 million for the three months ended June 30, 2024 (including a charge for the impairment of goodwill and intangibles of $7.6 million), higher by $3.4 million, or 32% higher year over year compared to the three months ended June 30, 2023.

●	Operating loss was $12.3 million for the three months ended June 30, 2024, higher by $5.0 million, or 69% higher year over year compared to the three months ended June 30, 2023.

●	Net loss was $13.0 million for the three months ended June 30, 2024, higher by $5.5 million, or 72% higher year over year compared to the three months ended June 30, 2023.

●	Basic and diluted earnings per share were ($1.23) for the three months ended June 30, 2024, down ($0.13) per share year over year compared to the three months ended June 30, 2023.

“The Company continues to show progress towards our goal of profitability,” said Damien Lamendola, Chief Executive Officer of Marpai. “Additionally, our new sales team has been hitting the pavement and have set up a strong sales pipeline for Q1 2025 which we expect we will highlight after the third quarter.”

John Powers, Marpai President commented, “The Marpai operations team has executed on our performance actions. Our customer service metrics and claim processing key process indicators (KPIs) have seen tremendous improvement year over year. Moreover, our clients and potential clients have recognized the impact of our Marpai Saves initiatives which drive down the overall cost of healthcare benefits.”

Webcast and Conference Call Information

Marpai expects to host a conference call and webcast on Thursday, August 8, 2024, at 8:30 a.m. ET to review the Company’s operational and financial highlights for its second quarter ended June 30, 2024.

Investors interested in listening to the conference call may do so by dialing (800)-836-8184 for domestic callers or +1-646-357-8785 for international callers, or via webcast: https://app.webinar.net/lrwPxYJnvpY

About Marpai, Inc.

Marpai, Inc. (OTCQX: MRAI) is a technology platform company which operates subsidiaries that provide TPA and value-oriented health plan services to employers that directly pay for employee health benefits. Primarily competing in the $22 billion TPA sector serving self-funded employer health plans representing over $1 trillion in annual claims. Through its Marpai Saves initiative, the Company works to deliver the healthiest member population for the health plan budget. Operating nationwide, Marpai offers access to leading provider networks including Aetna and Cigna and all TPA services. For more information, visit www.marpaihealth.com, the content of which is not incorporated by reference into this press release. Investors are invited to visit https://www.ir.marpaihealth.com. Investor Relations contact: Steve Johnson steve.johnson@marpaihealth.com

Forward-Looking Statement Disclaimer

This press release contains forward-looking statements, as that term is defined in the Private Litigation Reform Act of 1995, that involve significant risks and uncertainties. Forward-looking statements can be identified through the use of words such as “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “guidance,” “may,” “can,” “could”, “will”, “potential”, “should,” “goal” and variations of these words or similar expressions. For example, the Company is using forward looking statements when it discusses the Q1 2025 sales pipeline and the expected timing of its highlighting of its pipeline. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect Marpai’s current expectations and speak only as of the date of this release. Actual results may differ materially from Marpai’s current expectations depending upon a number of factors. These factors include, among others, adverse changes in general economic and market conditions, competitive factors including but not limited to pricing pressures and new product introductions, uncertainty of customer acceptance of new product offerings and market changes, risks associated with managing the growth of the business. Except as required by law, Marpai does not undertake any responsibility to revise or update any forward-looking statements whether as a result of new information, future events or otherwise.

More detailed information about Marpai and the risk factors that may affect the realization of forward-looking statements is set forth in Marpai’s filings with the Securities and Exchange Commission. Investors and security holders are urged to read these documents free of charge on the SEC’s web site at http://www.sec.gov.

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MARPAI, INC. AND SUBSIDIARES

CONDENSED CONSOLIDATED BALANCE SHEET

(in thousands, except share and per share data)

(Unaudited)

	June 30, 2024	December 31, 2023

ASSETS:
Current assets:
Cash and cash equivalents	$1,293	$1,147
Restricted cash	12,762	12,345
Accounts receivable, net of allowance for credit losses of $0 and $25	805	1,124
Unbilled receivable	568	768
Due from buyer for sale of business unit	800	800
Prepaid expenses and other current assets	967	901
Total current assets	17,195	17,085
Property and equipment, net	546	611
Capitalized software, net	933	2,127
Operating lease right-of-use assets	2,253	2,373
Goodwill	—	3,018
Intangible assets, net	—	5,177
Security deposits	1,267	1,267
Other long-term asset	22	22
Total assets	$22,216	$31,680
LIABILITIES AND STOCKHOLDERS’ (DEFICIT) EQUITY
Current liabilities:
Accounts payable	$3,172	$4,649
Accrued expenses	2,643	2,816
Accrued fiduciary obligations	9,948	11,573
Deferred revenue	1,295	661
Current portion of operating lease liabilities	541	512
Current portion of convertible debenture, net	1,089	—
Other short-term liabilities	—	632
Total current liabilities	18,688	20,843
Other long-term liabilities	20,144	19,401
Convertible debenture, net of current portion	4,451	—
Operating lease liabilities, net of current portion	3,405	3,684
Deferred tax liabilities	1,190	1,190
Total liabilities	47,878	45,118
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS’ (DEFICIT) EQUITY
Common stock, $0.0001 par value, 227,791,050 shares authorized; 11,037,038 and 7,960,938 issued and outstanding at June 30, 2024 and December 31, 2023, respectively (1)	1	1
Additional paid-in capital	68,455	63,307
Accumulated deficit	(94,118)	(76,746)
Total stockholders’ (deficit) equity	(25,662)	(13,438)
Total liabilities and stockholders’ (deficit) equity	$22,216	$31,680

MARPAI, INC. AND SUBSIDIARES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except share and per share data)

(Unaudited)

	Three Months Ended
	June 30, 2024	June 30, 2023
Revenue	$7,189	$10,047
Costs and expenses
Cost of revenue (exclusive of depreciation and amortization shown separately below)	5,174	6,430
General and administrative	3,721	5,725
Sales and marketing	436	1,473
Information technology	1,210	1,319
Research and development	8	523
Depreciation and amortization	914	1,003
Impairment of goodwill and intangible assets	7,588	—
Loss on disposal of assets	—	344
Facilities	411	500
Total costs and expenses	19,462	17,317
Operating loss	(12,273)	(7,270)
Other income (expenses)
Other income	120	50
Interest expense, net	(872)	(333)
Foreign exchange (loss) gain	(1)	(3)
Loss before provision for income taxes	(13,026)	(7,556)
Income tax expense	—	—
Net loss	$(13,026)	$(7,556)
Net loss per share, basic & fully diluted	$(1.23)	$(1.10)
Weighted average common shares outstanding, basic and diluted	10,626,516	6,844,778

MARPAI, INC. AND SUBSIDIARES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except share and per share data)

(Unaudited)

	Six Months Ended
	June 30, 2024	June 30, 2023
Revenue	$14,574	$19,719
Costs and expenses
Cost of revenue (exclusive of depreciation and amortization shown separately below)	10,045	12,838
General and administrative	7,142	10,951
Sales and marketing	1,038	3,652
Information technology	2,334	3,506
Research and development	15	1,024
Depreciation and amortization	1,865	2,047
Impairment of goodwill and intangible assets	7,588	—
Loss on disposal of assets	—	344
Facilities	885	1,150
Total costs and expenses	30,912	35,512
Operating loss	(16,338)	(15,793)
Other income (expenses)
Other income	240	101
Interest expense, net	(1,270)	(718)
Foreign exchange (loss) gain	(4)	(19)
Loss before provision for income taxes	(17,372)	(16,429)
Income tax expense	—	—
Net loss	$(17,372)	$(16,429)
Net loss per share, basic & fully diluted	$(1.73)	$(2.70)
Weighted average common shares outstanding, basic and diluted	10,016,146	6,080,200

MARPAI, INC. AND SUBSIDIARES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands, except share and per share data)

(Unaudited)

	Three Months Ended
	June 30, 2024	June 30, 2023
Cash flows from operating activities:
Net loss	$(17,372)	$(16,429)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	1,865	2,046
Loss on disposal of assets	—	344
Loss on sale of receivables	306	—
Share-based compensation	2,421	990
Shares issued to vendors in exchange for services	—	79
Amortization of right-of-use asset	120	1,049
Gain on termination of lease	—	33
Impairment of goodwill and intangible assets	7,588	—
Non-cash interest	646	776
Amortization of debt discount	62	—
Changes in operating assets and liabilities:
Accounts receivable and unbilled receivable	519	74
Prepaid expense and other assets	(66)	425
Security deposit	—	(14)
Accounts payable	(1,477)	729
Accrued expenses	(173)	(235)
Accrued fiduciary obligations	(1,625)	1,713
Operating lease liabilities	(250)	(1,343)
Due To related party	—	(4)
Other liabilities	731	1,028
Net cash used in operating activities	(6,705)	(8,739)
Cash flows from investing activities:
Disposal of property and equipment	—	18
Net cash provided by (used in) investing activities	—	18
Cash flows from financing activities:
Proceeds from issuance of common stock in a public offering, net	—	6,432
Proceeds from stock options exercises	1,509	—
Proceeds from issuance of convertible debentures	5,978	—
Payments of convertible debenture issuance costs	(499)	—
Payments to buyer of receivables	(1,816)	—
Proceeds from issuance of common stock in a public offering, net	(631)	—
Proceeds from issuance of common stock in a private offering, net	2,727	—
Net cash provided by financing activities	7,268	6,432

Net decrease in cash, cash equivalents and restricted cash	563	(2,289)

Cash, cash equivalents and restricted cash at beginning of period	13,492	23,117
Cash, cash equivalents and restricted cash at end of period	$14,055	$20,828

Reconciliation of cash, cash equivalents, and restricted cash reported in the condensed consolidated balance sheet
Cash and cash equivalents	$1,293	$8,726
Restricted cash	12,762	12,102
Total cash, cash equivalents and restricted cash shown in the condensed consolidated statement of cash flows	$14,055	$20,828
Supplemental disclosure of cash flow information
Cash paid for interest	$1,259	$—
Supplemental disclosure of non-cash activity
Measurement period adjustment to Goodwill	$—	$198